Exhibit 99.1


Jules Ross                                               Immediately
Vice President, Finance                                  May 13, 2003
(212) 564-3393




New York, NY - Thackeray Corporation reported today the following results of operations:


                                    First Quarter Ended March 31,
                                      2003                2002
                                      ----                ----

Loss before income taxes           ($134,000)          ($768,000)
                                    --------            --------

Net loss                           ($134,000)          ($670,000)
                                    --------            --------

Loss per share
   of Common Stock                    ($0.03)             ($0.13)

Number of shares                   5,107,401           5,107,401